UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A No.1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERSHIRE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8900 (Primary Standard Industrial Classification Number)	98-1190597 (IRS Employer Identification Number)

Suite 1203, Siu On Centre

188 Lockhart Road, Wanchai, Hong Kong 00000

Telephone No.: +852 5325 5932 Fax: +852 2149 7094

Email: info@vershirecorp.com

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies of all communications to:

GRENFELL CAPITAL LIMITED

Suite 705, Siu On Centre

188 Lockhart Road, Wanchai, Hong Kong 00000

Telephone No.: +852 8120 7213 Fax: +1 323 843 1095

Email: corp@grenfellcaptial.com

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer, ” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting Company)	Smaller reporting Company [ X ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (2)
		$	$	$
Common Stock by Company	3,000,000	0.015	45,000	5.80

(1)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee based on paragraph 457 (a).
(3)	The Offering will be valid for 90 days after this registration statement becomes effective, unless extended for 90 extra days, at the discretion of the Company.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Preliminary Prospectus
VERSHIRE CORPORATION
3,000,000 SHARES OF COMMON STOCK

Date of Prospectus: Subject to Completion on [ ], 2014

Prior to this registration, there has been no public trading market for the Common Stock of VERSHIRE CORPORATION (“VSC”) and it is not presently traded on any market or securities exchange. 3,000,000 shares of Common Stock are being offered for sale by the Company to the public.

The price per share will be $0.015 for the duration of the Offering. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. VSC’s President and sole Director will be responsible for the sale of shares.

Investing in our securities involves a high degree of risk. See section entitled “Risk Factors” set out below of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of Common Stock in this Offering. There are no underwriting commissions involved in this offering.

As of the date of this Prospectus there is currently no market for the Company’s shares. The Offering will conclude within 90 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for 90 extra days, at the discretion of the Company.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement.

We have not taken any action to date towards the implementation of our business plan other than filing this registration statement and incorporating the Company in Nevada.

The Company intends to offer its stock for sale in all jurisdictions that its Prospectus is valid in and is not limited to any region or country. We plan on starting up our business in Hong Kong. After we can successfully develop our Business Plan and generate enough funds, we intend to expand to the Asia market.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Vershire Corporation is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting mainly of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the Company is no longer considered a shell company. There is no minimum amount of Common Stock that must be sold by the Company. We may receive no proceeds or very minimal proceeds from this offering and potential investors may end up holding shares in a company that has not received enough proceeds from the Offering to begin operations; and has no market for its shares.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOB Act”) and, as such, we could be capable of taking advantage of several exceptions refer to Page 9 for a discussion of these exceptions.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
		$	$	$
Per Share	1	0.015	0.00	0.015
Minimum	0	0.00	0.00	0.00
50% of Offering	1,500,000	22,500	0.00	22,500
Maximum	3,000,000	45,000	0.00	45,000

DEALER PROSPECTUS DELIVERY OBLIGATION

Until , 2014, (90 days after the effective date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A Cautionary Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information you should consider before investing in our Common Stock. You should read the entire Prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this Prospectus, before investing in our Common Stock.

Overview

VERSHIRE CORPORATION (“VSC”, “we”, “the Company”) was incorporated in the State of Nevada on March 10, 2014 and established June 30 as its fiscal year end. We are a development-stage company that intends to provide online beauty tips services through our to-be-developed website. We plan on provide online beauty consultation and sale of organic beauty products. We will focus on providing beauty tip and advises based on traditional beauty methods and theory practiced in Asia. Our business model is to build a membership base offering our member various membership plans of select hours of consultation. As our membership grows, we will then offer to sell our own line of beauty products made from natural herbs and/or organic substances. We plan on providing online services through online website focusing on:

1.	Traditional skin care knowledge and tips from head to toe, including face and body care by massage and face and body care by diet via using natural herbs.

2.	DIY treatment for controlling weight, and overall health wellness.

We also intend to provide live-person video call services center for proper care of body and face consultancy, control weight consultancy and personal health wellness tracking program. For those people who expect to have a regular and traditional beauty consultancy to solve face and body problems by using natural herbs, DIY treatments on weight control, or even a personal tailored health wellness program, they can get our consultants to make video calls at scheduled time to guide and monitor the treatments, or packages mentioned above.

We plan on generating revenue through monthly subscription fees. We expect to charge depending on the number of services needed. Our planned services packages would be:

	Beauty Proper Care Services (PCS)	Beauty DIY Treatment (DIY)	Beauty All In One (AIO)

Proper Face & Body Care	X	X	X
Face & Body Care by Massage	X		X
Face Care by Diet	X	X	X
Face & Body Care by Herbs		X	X

As of the date of this Prospectus, we have not yet developed our systems, services and pricing. Furthermore, we have no client, we have not yet contacted any possible developer and we have not yet implemented our business model and we have generated no revenues.

VSC has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

VSC believes that the sale of at least 25% of the offered shares herein would allow us to maintain our reporting status with the SEC and develop our Business Plan and Plan of Operations. We expect to start generating revenues only after the successful implementation of our Plan of Operations. We intend to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, but it would most likely not be possible. The Company will retain all the proceeds from this offering, regardless of the amount.

The tables below show our estimated use of funds of our Plan of Operations in the 25%, 50%, 75% and 100% sales scenarios (for more information, see our section of Plan of Operations on Page 28):

	If 25% of Shares are sold	If 50% of Shares are sold	If 75% of Shares are sold	If 100% of Shares are sold

	$	$	$	$
Gross Proceeds from this Offering	11,250	22,500	33,750	45,000

Planned Expenditure
Offering Expenses
- Legal and Accounting	6,000	6,000	6,000	6,000
- Edgar Filing Fees	2,000	2,000	2,000	2,000
- Postage/Printing	500	500	500	500
Total	8,500	8,500	8,500	8,500

Less:
Business Development
- Domain Name Fee	10	10	10	10
- Web Development	490	2,290	7,040	11,790
- Marketing	1,550	10,000	16,000	22,000
Total	2,050	12,300	23,050	33,800

Less:
Admin. Expenses
- Registered Agent Fee - Nevada	129	129	129	129
- Annual List Fee	325	325	325	325
- Telephone/ Mail/Office/Misc	100	500	500	500
- Others	146	746	1,246	1,746
Total	700	1,700	2,200	2,700

Grand Expenditure	11,250	22,500	33,750	45,000

To maintain SEC filing and our Plan of Operations we need at least $8,500 to pay for the expenses of this offering and $2,050 for development fees we expect to incur in the next twelve months. As such we required a minimum of $11,250 for the next twelve months. We estimated that our monthly overhead initially will be approximately $700. This is a simple monthly estimated of our business development plus general and administrative expenses needed to keep in business.

Our Plan of Operations is estimated based on the net proceeds from this offer. For more details, report to our Use of Proceeds on Page 17.

Our President and sole Director has committed to advancing up to $10,000 for the next twelve months to cover costs to maintain our reporting status current with the SEC as the expenses are incurred and if limited or no funds are available to the Company, regardless of the amount raised through this offering. There is no contract in place or written agreement with Ms. Xi Ying Kou; the funds expressed in this President’s verbal commitment would be in the form of a non-secured loan with no interest and no fixed repayment date.

If we are unable to raise enough funds through this offering, the Company will have to try and seek for additional capital through debt or equity.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any third party company. Failure to raise funds will require the Company to cease operations.

Due to the nature of our services, we believe that we can offer our services throughout Asia.

We have leased a shared services office located at Suite 1203, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong. Our contact details are telephone number is +852 5325 5932 and email is info@vershirecorp.com. The Company does not own any property, except for the above leased service office on a month to month lease of $100 per month, including utilities and internet access.

VSC had raised $8,000 through the sale of its Common Stock to our President and sole Director and another investor company as of June 30, 2014, the end of the most recent fiscal year end. The Company has $5,500 of cash on hand and liabilities of $7,378, represented by expenses accrued during its start-up (described as incorporation costs) and amounts due to related parties.

The Company’s President, Treasurer, CFO and Director, Ms. Xi Ying Kou, owns 75% of the outstanding shares and will own 54.55% after this offering is completed, if all the offered shares are sold.

VSC is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting mainly of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the Company.

Implication of Being an Emerging Growth Company

The Company is an emerging growth company, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jumpstart our Business Startups Act (“JOBS Act” of 2012).

An issuer remains an emerging growth company until the earliest of:

-	The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

-	The last day of the fiscal year following the fifth anniversary of its initial public offering date;

-	The date on which, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

-	The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b – 2 of title 17, Code of Federal Regulations, or any successor for that matter.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

-	Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

-	Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

-	CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

-	Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

-	Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

-	Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

-	PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a.	Solicitation of proxies in violation of rules and regulations. It shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of her name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b.	Giving or refraining from giving proxy in respect of any security carried for account of customer

	1.	It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

	2.	With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

Pursuant to Section 105(c) of the Jumpstart our Business Starups Act (“JOBS Act” of 2012)., Section 5 of the Securities Act will be amended to permit an emerging growth company or any person authorized to act on behalf of an emerging growth company to engage in oral or written communications with potential investors that are qualified institutional buyers or institutions that are accredited investors.

The Company intends to offer its stock for sale in all jurisdictions that its Prospectus is valid in and is not limited to any region or country.

The Offering

This Prospectus covers the offering of 3,000,000 shares of the Company’s Common Stock, and the offering price is $0.015 per share at a fixed price. Officer, Director or significant investor own none of the shares being offered. Our President, Treasurer, CFO and Director Ms. Xi Ying Kou presently owns 6,000,000 shares of the Company. None of these shares owned by our Officers and Director is being offered for sale herein.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

This is our initial public offering and no public market currently exists for shares of VSC Common Stock. We can offer no assurance that an active trading market will ever develop for our Common Stock. The Company’s Officer and Director will sell the Common Stock upon effectiveness of this registration statement.

Common Stock, par value $0.001, being offered by the Company	3,000,000 shares
Offering price per share by the Company	A price, if and when the Company sells the shares of Common Stock, is set at $0.015.
Common Stock to be outstanding before the Offering	8,000,000 common shares are currently issued and outstanding.
Common Stock to be outstanding after this offering	11,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares	There is no public market for the common shares. The price per share is $0.015. Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our Common Stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our Common Stock will ever develop.
Use of Proceeds	We estimate that the net proceeds from the sale of shares of our Common Stock that we are selling in this offering will be approximately $45,000. We expect to use the net proceeds that we receive from this offering for (i) expenses related to this offering; estimated at $8,500 (ii) Edgar filing fee for this offering is charged as an annual package, including fee for maintaining our annual report status and other filing in the next 12 months, estimated total $2,000; (iii) web development estimated at $11,790, (iv) Domain at $10 annually; (v) marketing campaign, estimated at $22,000; (vi) and administrative expenses estimated to cost $2,700.
Termination of the Offering	The Offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. VSC may at its discretion extend the Offering for an additional 90 days.
Terms of the Offering	The Company’s President and sole Director will sell the Common Stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this Prospectus. VSC has not authorized anyone to provide you with information different from that which is contained in this Prospectus. The Company is offering to sell shares of Common Stock and seeking offers only in jurisdictions where offers and sales are permitted.

Summary Financial Data

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this Prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this Prospectus.

Balance Sheet Data	As of June 30, 2014
$
Total Assets	6,675
Total Liabilities	7,378
Shareholder’s Deficit	703

Statement of Operations Data	March 10, 2014 (Inception date) through June 30, 2014
$
Revenue	0
Net Loss	(8,703)
Net Loss Per Share	0

As shown in the financial statements accompanying this Prospectus, VSC has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their auditors, based upon the Company’s reliance upon the sale of its Common Stock as the sole source of funds for our future operations.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before making a decision to invest in our Common Stock. Our business, operating results, financial condition or prospects could be materially and adversely affected by any of these risks and uncertainties. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, operating results, financial performance or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this Prospectus before making a decision to invest in our Common Stock.

Risks Associated with Our Financial Condition

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION AND ALTHOUGH OUR PRESIDENT HAS AGREED TO CONTRIBUTE MONEY TO US, WE MAY NOT BE ABLE TO ACHIEVE OUR OBJECTIVES SINCE WE DO NOT HAVE ADEQUATE CAPITAL AND MAY HAVE TO SUSPEND OR CEASE OUR ACTIVITY

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Despite the fact our President Ms. Xi Ying Kou is willing to commit to contribute or advance capital to us, even with this contribution, absent of any other source of capital, we could manage to finance no more than 12 months of our present operating expenses. If we do not raise additional capital through the issuance of common shares, we believe we will be unable to proceed with our business plan. In the event we are unable to raise additional capital we may have to cease operations and go out of business.

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to (i) this offering, (ii) maintaining our report status, (iii) hiring third party services for web development, (iv) marketing, and (v) administrative expenses.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our services will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT RAISE ENOUGH CAPITAL TO RUN OUR BUSINESS, WE WILL HAVE TO DELAY THE LAUNCH OF OUR BUSINESS ACTIVITIES OR GO OUT OF BUSINESS, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT

There is no assurance that can be given that the Company would gain access to capital markets or obtain acceptable financing to continue operations for twelve months. If we are not successful in providing additional financing to sustain operations it may have adverse effect upon the results of its operations and upon its financial conditions. You may be investing in a company that may not have the funds necessary to conduct any business due to our inability to raise additional capital. If that occurs we will have to delay or cease our business activities and go out of business which will result in the loss of your investment.

Risks Related to This Offering

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this Prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

OUR COMMON STOCK IS SUBJECT TO RISKS ARISING FROM RESTRICITON ON RELIANCE ON RULE 144 BY SHELL COMPANIES OR FORMER SHELL COMPANIES.

Under a regulation of the SEC known as "Rule 144," a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

-	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the NASD personnel and;
-	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
-	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
-	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS’ EQUITY

The Company has 75,000,000 authorized shares, of which only 8,000,000 are currently issued and outstanding and only up to 11,000,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

WITHOUT A PUBLIC MARKET THERE IS NO LIQUIDITY FOR OUR SHARES AND OUR SHAREHOLDERS MAY NEVER BE ABLE TO SELL THEIR SHARES WHICH WOULD RESULT IN A TOTAL LOSS OF THEIR INVESTMENT

Our Common Stock are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the OTCBB whereby:

-	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the NASD personnel and,

-	We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

From the date of this Prospectus, we estimate that it could take us between twelve to twenty weeks to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

BECAUSE WE WILL BE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE

We have not paid any cash dividends on our Common Stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our Board of Directors deems relevant.

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR OWNS 75% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS INFLUENCED BY HER ARE INCONSISTENT WITH THE BEST INTEREST OF OTHER STOCKHOLDERS

Ms. Xi Ying Kou, our President and sole Director, owns 75% of the outstanding shares and will own 54.55% after this offering is completed, if all the shares are sold. Accordingly, she will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Ms. Kou may be different from the interests of the other stockholders.

THE SHARES OFFERED BY THE COMPANY THROUGH THIS OFFERING WILL BE SOLD WITHOUT AN UNDERWRITER, AND WE MAY BE UNABLE TO SELL ANY SHARES

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our President and sole Director Ms. Xi Ying Kou, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless she is successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Risks Associated with Management and Control Persons

OUR OFFICERS AND DIRECTOR HAVE OTHER OUTSIDE BUSINESS ACTIVITIES AND MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO OUR BUSINESS ACTIVITY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND BUSINESS FAILINGS

Our President and sole Director Ms. Xi Ying Kou is currently devoting about 15 hours per week to our business. Our Company Secretary Ms. Lu Xia is dedicating about 5 hours per weeks to our business. Nevertheless, as a consequence of the limited devotion of time to the affairs of the Company expected from management, our business may suffer. Additionally, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that both our Officers and Director may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

BECAUSE OUR OFFICERS AND DIRECTOR DO NOT HAVE TECHNICAL TRAINING OR EXPERIENCE WITH STARTING, AND OPERATING AN ONLINE BEAUTY SERVICE COMPANY NOR WITH MANAGING A PUBLIC COMPANY, WE WILL HAVE TO HIRE QUALIFIED PERSONNEL TO FULFILL THESE FUNCTIONS. IF WE LACK FUNDS TO RETAIN SUCH PERSONNEL, OR CANNOT LOCATE QUALIFIED PERSONNEL, WE MAY HAVE TO SUSPEND OR CEASE DEVELOPMENT ACTIVITY OR CEASE OPERATIONS WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT

Our President Ms. Xi Ying Kou and Company Secretary Ms. Lu Xia have certain experience in financing and managing private companies. However, they do not have experience starting and operating an online beauty tips services company. As a result their decisions and choices may not take into account, all the factors in managing and running an online beauty business. Consequently our ultimate financial success could suffer irreparable harm due to certain of lack of experience. Additionally, our Officers and Director have no direct training or experience in managing and fulfilling the regulatory reporting obligations of a public company. We will have to hire professionals to undertake these filing requirements and this will increase the overall cost of operations. As a result we may have to suspend or cease operations, which will result in the loss of your investment.

Risks Related to the Company’s Market and Strategy

WE HAVE NOT YET DEVELOPED OUR SERVICES, THERE IS NO GUARANTEES THAT WE WILL BE ABLE TO DEVELOP OUR SERVICES

The development of our business is dependent on the successful development of our services and our capability to attract customers. In order to develop our services, we would need to raise enough funds, and even if we have the required funds, there is no guarantee that we would be able to successfully develop our services. If we cannot develop our services and/or attract clients, our business will fail.

BECAUSE WE HAVE NOT STARTED OUR BUSINESS, WE DO NOT KNOW IF OUR SERVICES WILL BE ACCEPTED

The success of our business depends on public acceptance. We do not know if our services will be accepted by business persons and/or by the general public. If we cannot attract clients, our business will fail.

WE HAVE LIMITED RESOURCES FOR MARKETING AND PROMOTING OUR SERVICES AND WE MAY NOT BE ABLE TO DEVELOP A SALES AND MARKETING TEAM THAT CAN MEET OUR CUSTOMER NEEDS

We have limited marketing and promotion experience. Our future sales will depend in large part on our ability to develop and expand the Company’s services in the market. We may not be able to attract and retain personnel or be able to build an efficient and effective sales and marketing team, which could negatively impact sales of our services, and reduce our revenues and profitability.

COMPANY’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

The implementation of the Company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of our Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The Company’s growth strategy is substantially dependent upon its ability to market its services successfully to prospective clients. However, its services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Risks Associated with Our Business Model

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: the level of commercial acceptance by the public of our services; fluctuations in the demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact that we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

ANY PROLONGED BUSINESS INTERRUPTION AT OUR SERVICES COULD HARM OUR EARNINGS AND NEGATIVELY AFFECT OUR BUSINESS

Our services are intended to be available first in Hong Kong, then expand to other locations in Asia after the development and acceptance of our services and products. An interruption in our services as a result of equipment failure could result in reducing our sales and earnings for the current and following periods, thereafter. Any significant delay in our services could lead to increased returns or cancellations and cause us to lose future sales.

OUR SERVICE MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET

Because we are a brand-new company with new services and we have not conducted advertising, there is little or no recognition of our name. There are a wide range of online beauty tips services that offer similar services. If we are unable to demonstrate clearly our practical services and cost effective benefits, we may be unable to attract enough clients.

IF THERE ARE EVENTS OR CIRCUMSTANCES AFFECTING THE RELIABILITY AND SECURITY OF THE INTERNET, ACCESS TO OUR SITE AND/OR THE ABILITY TO SAFEGUARD CONFIDENTIAL INFORMATION COULD BE IMPAIRED CAUSING A NEGATIVE EFFECT ON THE FINANCIAL RESULTS OF OUR BUSINESS OPERATIONS

Despite the implementation of security measures, our website infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by members, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as “cracking” or “hacking.” Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse affect on our business, financial condition and results of operations.

USE OF PROCEEDS

Our Offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the Offering to proceed. The offering price per share is $0.015. The following table sets forth the uses of proceeds assuming the sale of 25% ($11,250), 50% ($22,500), 75% ($33,750) and 100% ($45,000), respectively, of the securities offered for sale by the Company.

The Company currently has the following plans for the use of the net proceeds that we may receive from this offering. Offering scenarios are shown for illustrative purposes only and the actual amount of proceeds, if any, may differ. There is no assurance that we will be able to raise the entire amount of this Offering. The following chart details how we will use the proceeds if we raise only 25% or 50% or 75% of this offering:

	If 25% of Shares are sold	If 50% of Shares are sold	If 75% of Shares are sold	If 100% of Shares are sold

	$	$	$	$

Gross Proceeds from this Offering	11,250	22,500	33,750	45,000

Planned Expenditure
Offering Expenses
- Legal and Accounting	6,000	6,000	6,000	6,000
- Edgar Filing Fees	2,000	2,000	2,000	2,000
- Postage/Printing	500	500	500	500
Total	8,500	8,500	8,500	8,500

Less:
Business Development
- Domain Name Fee	10	10	10	10
- Web Development	490	2,290	7,040	11,790
- Marketing	1,550	10,000	16,000	22,000
Total	2,050	12,300	23,050	33,800

Less:
Admin. Expenses
- Registered Agent Fee - Nevada	129	129	129	129
- Annual List Fee	325	325	325	325
- Telephone/ Mail/Office/Misc	100	500	500	500
- Others	146	746	1,246	1,746
Total	700	1,700	2,200	2,700

Grand Expenditure	11,250	22,500	33,750	45,000

The actual costs may differ from our estimated figures. For our expected timeline for completion refer to section entitled of Plan of Operation set up below.

The proceeds received from this offering will not be used, fully or in part, to pay salary to the Company’s President and sole Director Ms. Xi Ying Kou, or the Company Secretary Ms. Lu Xia.

Our estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering are included in the $8,500 above.

There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

Our President Ms. Xi Ying Kou has committed to advancing up to $10,000 for the next twelve months to cover general corporate purpose costs i.e. legal, audit, filings and other corporate purpose to maintain our reporting status current with the SEC, if limited or no funds are available to the Company. There is no contract in place or written agreement with Ms. Kou; the funds expressed in this President's verbal commitment, would be in the form of a non-secured loan with no interest and no fixed repayment date.

The above expenditures are defined as follows:

Offering Expenses:

$6,000 is prepared to pay for an attorney and an accounting firm, $2,000 is prepared for filing of SEC documents, EDGARization and annual XBRL mapping as well. Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers who are members of the National Association of Securities Dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by our President Ms. Xi Ying Kou, and no fee or commission will be paid.

Expenses to maintain our reporting obligations:

As we stated above, the expense we estimated for this offering is our expected annual legal and accounting fees for maintaining SEC reporting obligations.

If we raise $11,250 Offering expenses - please refer to above description.

VSC’s planned business development expenditure of $2,050 will be used for domain fee $10, web development $490 and marketing fee as $1,550.

Administrative expenditure planned for the next twelve months of $700 will be used for registered agent fee, annual listing fee, telephone, printing, mail and other additional office expenses.

If we raise more than $11,250 in this offering we will use our proceeds detailed as follows under each offering scenario:

If we raise $22,500 Offering expenses - please refer to above description.

VSC’s planned business development expenditure of $12,300 will be used for domain fee $10, web development $2,290, and for marketing campaign fee of $10,000.

Administrative expenditure planned for the next twelve months estimates in a total of $1,700, including registered agent fee, annual listing fee, telephone, printing, mail and other office additional expenses.

If we raise $33,750 Offering expenses - please refer to above description.

VSC’s planned business development in a total of $23,050 will be used for domain fee $10, web development $7,040, and $16,000 for marketing campaign as we will be able to expand our market from Hong Kong to other Asia countries if possible.

Administrative expenditure planned for the next twelve months estimates in a total of $2,200, including registered agent fee, annual listing fee, telephone, printing, mail and other office additional expenses.

If we raise $45,000 Offering expenses - please refer to above description.

VSC’s planned business development in a total of $33,800 will be used for domain fee $10, web development $11,790 and marketing campaign fee of $22,000.

Administrative expenditure planned for the next twelve months estimates in a total of $2,700, including registered agent fee, annual listing fee, telephone, printing, mail and other office additional expenses. We could use more almost $1,800 potential fee to give out each potential customer one free session test service at live-person video call centre to the potential customers.

If less than 100% of this Offering is sold, the Company will have to reduce its development plans. In order to try to guarantee the success of the development of our business operation, in this situation we will prioritize investments which can show to more investors the viability of the Company. Therefore, we will allocate the majority of the funds raised in web development, marketing, and other administrative expense.

The Company would prioritize its expenditures in the following order regardless of the amount raised.

-	Web development: we intent to hire a third party developer or engineer to be our web developer to create our website and system, maintain daily updates, and ensure the live-person video call centre runs properly;

-	Marketing with an objective to publicize the new brand and services.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions in respect to our shares have been arbitrarily determined by VSC and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.015 per share. This price is significantly greater than the price paid by the Company’s President for common equity since the Company’s inception on March 10, 2014. The Company’s President paid $0.001 per share, a difference of $0.014 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of June 30, 2014, the Company had a net deficit position of $703.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.0150
Net tangible book value per share before offering	$-
Potential gain to existing shareholders	$45,000
Net tangible book value per share after offering	$0.0048
Increase to present stockholders in net tangible book value per share after offering	$0.0048
Capital Contribute	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of the maximum number of shares	11,000,000
Percentage of ownership after offering by existing stockholders	72.73%

Purchasers of Shares in this Offering

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Price per share	$0.0150	$0.0150	$0.0150	$0.0150
Dilution per share	$0.0128	$0.0118	$0.0109	$0.0102
Capital contributions	$11,250	$22,500	$33,750	$45,000
Percentage of capital contributions	58.44%	73.77%	80.84%	84.91%
Number of shares after offering held by purchasers	750,000	1,500,000	2,250,000	3,000,000
Percentage of ownership after offering	8.57%	15.79%	21.95%	27.27%

Plan of Distribution

VSC is offering Common Stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by VSC. All of these shares will be issued to business associates, friends, and family of the management of the Company.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A))) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

8,000,000 Common Stock are issued and outstanding as of the date of this Prospectus. The Company is registering an additional of 3,000,000 shares of its Common Stock for possible sale at the price of $0.015 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

VSC will receive all proceeds from the sale of the shares. The price per share is fixed at $0.015. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to individuals. Although our Common Stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.015 for the duration of this offering.

The Offering will conclude within 90 days after this registration statement becomes effective with the Securities and Exchange Commission. VSC may at its discretion extend the Offering for an additional 90 days as an additional effort to sell, if it is the case, the shares which were not sold. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. VSC will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering. This Prospectus is part of a registration statement that permits our President and sole Director Ms. Xi Ying Kou to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our President will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our President will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934. The Officer and Director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

-	Our Officers and Director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

-	Our Officers and Director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

-	Our Officers and Director are not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

-	Our Officers and Director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

VSC will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

DESCRIPTION OF SECURITIES TO BE REGISTERED

We have 8,000,000 shares of our Common Stock issued and outstanding as the date of this Prospectus. There is currently no public market for our Common Stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 75,000,000 shares of Common Stock, par value $0.001. Holders of our Common Stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the Common Stock are entitled to receive dividends, when and as declared, from time to time, by our Board of Directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, when issued, fully paid and non-assessable.

Preemptive Right

No holder of any shares of the Company’s stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our President and sole Director Ms. Xi Ying Kou will own approximately 54.55% of our outstanding shares, if all the shares in the Offering are sold.

Terms of the Offering

The shares offered will be sold at the fixed price of $0.015 per share until the completion of this Offering. The minimum amount of subscription required per investor is 1,000 shares at $0.015 per share and thereafter in the amount of 100 shares, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective and will continue for a period of 90 days, unless we extend the Offering period for an additional 90 days, or unless the Offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 3,000,000 shares of Common Stock we are offering as a self-under-written offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Preferred Stock

There are currently no Preferred Shares authorized and the Company has no plans to authorize or create a class of preferred shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for Common Stock and in so doing may diminish the market value of the Common Stock.

One of the effects of the existence of authorized but unissued shares of our Common Stock may be to enable our Board of Directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our Common Stock. If in the due exercise of its fiduciary obligations, for example, our Board of Directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our Board of Directors, or such person or person authorized by the Board of Director, or as otherwise provided under Nevada law.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, VSC will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Prospectus and the registration statement have been audited by HKCMCPA Company Limited located at Unit 602, 6/F Hoseinee House, 69 Wyndham Street, Central, Hong Kong to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Diane D. Dalmy Attorney At Law, located at 2000 East 12th Avenue, Suite 32/10B, Denver, Colorado 80206, our independent legal counsel, has provided an opinion on the validity of our common stock.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Overview

On March 10, 2014, the Company was incorporated in the State of Nevada and its fiscal year end was established at June 30. The objective of this corporation is to provide online beauty consultation and products through our to-be -developed website.

We are a development-stage company that intends to provide online beauty tips services through our to-be-developed website. We plan to provide online beauty consultation initially and once we have developed a customer base, we plan to sell our own organic beauty products. We will focus on providing beauty tips and advises based on traditional beauty methods and theory practiced in Asia. Our business model is to build a membership base offering our members various membership plans of select hours of consultation. As our membership grows, we will then offer to sell our own line of beauty products made from natural herbs and/or organic substances. We plan on providing online services through our online website focusing on:

1.	Traditional skin care knowledge and tips from head to toe, including face and body care by massage and face and body care by diet via using natural herbs.

2.	DIY treatment for controlling weight, and overall health wellness.

We also intend to provide live-person video call services centre for proper care of body and face consultancy, control weight consultancy and personal health wellness tracking program. For those people who expect to have a regular and traditional beauty consultancy to solve face and body problems by using natural herbs, DIY treatments on weight control, or even a personal tailored health wellness program, they can get our consultants to make video calls at scheduled time to guide and monitor the treatments, or packages.

As of the date of this Prospectus, we have not yet contacted any possible client or developer. Furthermore, we have not yet developed our systems, services and pricing. The Company has not yet implemented its business model and to date has generated no revenues.

VSC has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Our leased business office is located at Suite 1203, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong; our telephone number is +852 5325 5932, our fax number is +852 2149 7094 and our email is info@vershirecorp.com. Our United States registered statutory office is located at S5348 Vegas Dr. Las Vegas, NV 89108 (Register Agent).

Our President Ms. Xi Ying Kou has committed to advancing up to $10,000 for the next twelve months to cover costs to maintain our reporting status current with the SEC as the expenses are incurred and if limited or no funds are available to the Company, regardless of the amount raised through this offering. There is no contract in place or written agreement with Ms. Kou; the funds expressed in this President’s verbal commitment, would be in the form of a non-secured loan with no interest and no fixed repayment date.

If we are unable to raise enough funds through this offering, the Company will have to try and seek for additional capital through debt or equity.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any third party Company. Failure to raise funds will require the Company to cease operations.

Market Opportunity

The Company believes online beauty tip services are very important for personal use and will be an effective tool for building up a strong constitution, to achieve a goal of health enhancement, beautifulness preservation, and relieving pressure in order to improve the work efficiency.

There is a growing concern about plastic surgery and cosmetic products and their side effects including allergic reactions and beauty products dependence, which make people concern with these type of treatment. This creates the demand for improved beauty care methods, and the use of natural herbs and Asian beauty theory of using natural herb and folk recipes to adjust the internal balance to reach good condition of face and body appearance.

Stress is a natural part and an unavoidable consequence of life. As the pace of modern life continues to increase, we always feel the stress of non-stop action from morning till night. Our online beauty tips and organic products, will not only ameliorate people’s appearance but also to promote an environment for a peaceful mind. Moreover, useful online beauty tips will bring people more confidence and make daily life better.

People often spend a lot of money to go to a beauty salon for maintain healthy skin and body, which is very time and energy consuming. Sometimes it is difficult to make skin care appointment on the weekend, thus some people even have to sacrifice work or family time to adjust their schedule for a skin care appointment. We believe people with busy lives can also benefit from our live-person video call centre services. Instead of spending money at beauty salon, our business strategy is to make our service more convenient than the spas or beauty salons offered to the customer. We plan to offer our services at affordable prices in the existing markets to complete for the business sector and the unexplored market for regular daily personal use.

Description of Our Business

VERSHIRE CORPORATION is a development-stage Company that intends to provide online beauty consultation and natural products through our to-be-developed website www.vershirecorp.com. We will focus on providing beauty tips and advises based on traditional beauty methods and theory practiced in Asia. We plan to offer our client skin care tips from head to toe, including face and body care by massage and face and body care by diet.

Additionally, one of our highlights is that we also plan to offer live-person video call services centre for proper care of body and face consultancy. The business model is to build a membership base offering our members various membership plans of select hours of consultation. For those people who don’t have enough spare time to go to a beauty salon, want to retain a regular beauty consultancy to solve face and body problems by using natural herbs, DIY treatments on weight control, or even a personal tailored health wellness program, they can get our consultants to make video calls to guide and monitor the treatments or programs mentioned above.

As our membership grows, we will probably offer to sell our own line of beauty products made from natural herbs and/or organic products.

We plan on generating revenue through monthly subscriptions fees. We expect to charge depending on the number of services needed. Our planned membership services packages and description would be:

Description

Proper Face & Body Care	Basic Asian face care theory and knowledge.
Face Care by Massage	Except the basic face care knowledge and tips, we intend to post on our to-be-developed website, face care massage classes to our paid membership on webcast or other internet tools.
Face Care by Diet

For those clients who desire to prevent facial skin from early aging, we plan to give classes to paid members to teach them nutritional diet balance, having more food good for the skin and some Dos and Don’t in daily diet.

Face & Body Care by Herbs	We plan to offer beauty tips and face and body care from the use of herbs for those who are particular interested in a natural way to maintain a beauty appearance without taking any medicine or using artificial skin care products.

Due to the nature of our services, we believe that we can offer our services throughout the Hong Kong and Asia area. We intend to focus our initial marketing campaign in Hong Kong and then extend our marketing campaign towards the other parts of Asia.

Competition

VERSHIRE CORPORATION has not started its operations and has no presence in the online beauty services industry so far. In order to generate revenues, VSC has to be able to successfully implement its Plan of Operations, which is dependent on the success of this Offering.

We believe that our services would be beneficial for a greater number of clients, ranging from the teenagers stay-at-home mother, university students, beauty lovers, overweight people, business people, most of people who care about their beauty and health condition.

Compared with the beauty salon, our strategy is to offer a brand new, flexible, effective and cheaper way to have beauty services, affordable to virtually anybody. We expect our costs will be lower than the beauty salon, and at a greater convenience to the time when people are available.

Marketing

Our services are planned to be based from our website, but we also intend to use our to-be-developed website (www.vershirecorp.com) as a marketing tool. We intend to advertise our services and website in health and beauty magazines, other websites and in the social media including Facebook, Twitter, Wechat and Weibo.

Our marketing campaign is planned to start after the successful launching of our services centre and website. We expect to start and run our initial marketing campaign around one month after we have raised enough funds to start implementing our Plan of Operations.

We have not yet contacted, researched or secured any kind of agreement and/or contract with any magazine or website.

We have not yet contacted or secured any kind of agreement and/or contract with any retailer or supplier.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection of our future intellectual property and our to-be-developed services in the Hong Kong and Asia.

We intend to aggressively assert our right trademark and copyright laws to protect our future intellectual property, including concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, we believe that the protection of our future intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the beauty consultancy services industry. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this Prospectus, VSC has no permanent staff other than its President and sole Director, Ms. Xi Ying Kou, and the Company Secretary Ms. Lu Xia. Ms. Xi Ying Kou is a business woman who has the flexibility to work on VSC up to 15 hours per week. She is prepared to devote more time to our operations as may be required. Ms. Lu Xia can dedicate up to 5 hours per week to this business. Both of them are not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt such plans in the future. Management does not plan to hire additional employees at this time. Our Officers and Director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site.

DESCRIPTION OF PROPERTY

VSC’s principle address is Suite 1203, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong. The service office rent is on a rate of $100 per month based on a 12-months contract including internet access and utilities. The Company’s telephone number is +852 5325 5932 and email is info@vershirecorp.com.

VSC believes the property arrangement satisfies the Company’s current needs and will be adequate up to the point that VSC begins operations, which is currently estimated to be in the fourth quarter of 2014 at which point it may be required to rent or lease commercial property that is capable of providing adequate storage and office space. Management anticipates rent on a per month basis for adequate commercial space will cost VSC approximately $3,205. This estimate is based upon local commercial spaces with approximately 500 to 1,000 square feet of office space. However, management plans to continue to utilize the current service office until that space is no longer adequate. At this time no commercial property has been secured by VSC and there can be no assurance that an adequate space will be found by VSC when needed, or if adequate space can be found at the price currently estimated by management.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by a Certified Public Accountants HKCMCPA Company Limited. Below is a summary of the Company period end on June 30, 2014 balance sheet, the fully audited financial statements of the Company is set out in F1 to F8 in the Exhibits to this Prospectus.

VERSHIRE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JUNE 30, 2014

June 30
2014
$
ASSETS
Current assets:
Cash and cash equivalents	5,500
Prepayments	1,175
Total assets	6,675

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Amount due to a shareholder	2,878
Accrued liabilities	4,500
Total current liabilities	7,378

Stockholders' deficit:
Common stock, $0.001 par value, 75,000,000 shares authorized; 8,000,000 shares issued and outstanding	8,000
Deficit accumulated during the development stage	(8,703)

Total stockholders' deficit	(703)

Total liabilities and stockholders' deficit	6,675

MANAGEMENT’ S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

VSC believes that the sale of more than 25% of the offered shares herein would allow us to keep our reporting status current with the SEC, depending on the implement our Plan of Operations and start generating revenues. If we are able to only sell 25% of the shares offered, because of the limited budget, our President would need to perform most of the tasks. The closest the actual sales of our Common Stock in the Prospectus is, to the 25% sale scenario, the more work from our President would be required and therefore we would be able to hire only some help from professional consultants. The closest the actual sales of our stock are to the 100% sale scenario, the more work from professionals would be performed.

More funds available would allow us to develop a more professional website and consequently offer a more effective service. Even though we believe we may be able to develop our business if we sell only 25% of the shares offered herein, our website and services would not be as attractive to clients and users. This would reflect negatively on our sales and revenue.

After we have raised enough funds to start this Plan of Operations, we plan on accomplishing the following steps in the following: our President intends to contribute her used equipment such as computer, fax, telephone, etc. for setting up the office in Hong Kong during the first quarter. While establishing the office, from the first to the second quarter, our Officers and Director plan to hire the third party consultant, web developers and/or engineers to develop not only our website but also live-person video call centre through free method such as Viber, Skype or Wechat and setup the membership service packages for charges. After fully developing our systems, we intend to start marketing in Hong Kong in the 12th month.

Establish an office (start from 1st to 12th month)

While the Company is paying $100/m rent for an office, Ms. Kou intends to take the responsibility contributing second hand computers, printers, scanners and all the necessary equipment and software to establish an office;

Web Development (start from 1st to 6th month)

We plan hire the suitable staffed technician, and web developer and/or engineer to develop our services including website, live-person video call services centre, and build up the membership service packages online platform for charges. Our Company President Ms. Kou would be in charge of finding the suitable developer(s), consultants, according to our budget.

It is vital if we could raise fund as 100% from this offering up to a total $45,000, then it would allow our Company to spend on web development $11,790 for a none professional website.

Marketing (start from 12th month)

After we have all our website, membership packages, live-person services functional, we start our marketing campaign to promote our services. We would utilize the thoughtful method of advertising in the beauty and health combined with new advertising method of social media such as exchange links between websites in the same industry, we would put much expectation on Facebook, Twitter and Wechat, Weibo and QQ to reach out in Asia. The public image on these social media platforms plays a significant role on our future marketing development, enhancing our brand image, and finally bring us revenue.

Our President Ms. Kou would be selecting the best options for our marketing campaign, according to the available fund raised as oppose of 100% of the fund were raised, then we can expand our market to reach rest of Asia. If the fund is only raised as 75% of this Offering, then we might only be able to market in Hong Kong area, the ideal result is for a 100% of this Offering reaching a total of $33,800 for marketing segment, in order to execute marketing in a great Asia region.

Office Administrative Funds would be used to cover office supplies, stationary, telephone and internet costs. Most of our work procedure is inclined to a paperless work process.

Others The proceeds received from this offering will not be used, fully or in part, to pay salary to the Company’s Officers and Director, Ms. Xi Ying Kou and Secretary, Ms. Lu Xia.

Currently, we lack the necessary cash flow to hire the consultants to provide the live-person video call services. Our Company President will be the only one to serve the customers this during her available time in the coming 12 months. We will also be actively pursuing the volunteer consultants or plan out to hire one or two part-time consultants on the available funds if any.

Our estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering are included in the $8,500 above.

The tables below show our estimated use of funds and descriptions of our Plan of Operations in the 25%, 50%, 75% and 100% sales scenarios:

	If 25% of Shares are sold	If 50% of Shares are sold	If 75% of Shares are sold	If 100% of Shares are sold
	$	$	$	$

Gross Proceeds from this Offering	11,250	22,500	33,750	45,000

Planned Expenditure
Offering Expenses
- Legal and Accounting	6,000	6,000	6,000	6,000
- Edgar Filing Fees	2,000	2,000	2,000	2,000
- Postage/Printing	500	500	500	500
Total	8,500	8,500	8,500	8,500

Less:
Business Development
- Domain Name Fee	10	10	10	10
- Web Development	490	2,290	7,040	11,790
- Marketing	1,550	10,000	16,000	22,000
Total	2,050	12,300	23,050	33,800

Less:
Admin. Expenses
- Registered Agent Fee - Nevada	129	129	129	129
- Annual List Fee	325	325	325	325
- Telephone/ Mail/Office/Misc	100	500	500	500
- Others	146	746	1,246	1,746
Total	700	1,700	2,200	2,700

Grand Expenditure	11,250	22,500	33,750	45,000

Results of Operations

For the period from March 10, 2014 (Inception) through June 30, 2014, we had no revenue. Expenses for the period totaled $8,703 resulting in a net loss of $8,703. The majority of expenses are associated with incorporation costs of the Company.

Capital Resources and Liquidity

As of June 30, 2014 we had $5,500 in cash, with liabilities of $7,378, costs mostly associated with the filing of this Prospectus.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this Offering and implemented our Plan of Operations. Our only source for cash at this time is investments by others in this Offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the Offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective.

The Company is presenting this offering in order to raise capital. The Company will fail if funds are not either raised in this offering or by loans, either from the President or from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

Our President Ms. Xi Ying Kou has committed to provide funds of up to $10,000 for the next 12 months to meet our reporting obligations.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its Common Stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching for any further services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s President Ms. Xi Ying Kou has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Ms. Xi Ying Kou is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised. As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; the Company may need to offer to issued restricted Common Shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering. The Company’s current debts are to its corporate consultant company. There is no assurance that any of the Company’s creditors would accept restricted shares from the Company in exchange for its debt.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors
Vershire Corporation

We have audited the accompanying balance sheet of Vershire Corporation (A Development Stage Company) (the "Company") as of June 30, 2014, and the related statements of operations, stockholders' deficits and cash flows for the period from March 10, 2014 (Inception) to June 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, financial statements referred to above present fairly, in all material respects, the financial position of Vershire Corporation (A Development Stage Company) as of June 30, 2014, and the results of its operations and its cash flows for the period from March 10, 2014 (Inception) to June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has deficits accumulated as at June 30, 2014 and losses for the period ended June 30, 2014. These factors as discussed in Note 2 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ HKCMCPA COMPANY LIMITED
Certified Public Accountants
HKCMCPA COMPANY LIMITED
September 30, 2014

VERSHIRE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JUNE 30, 2014

June 30
2014
$
ASSETS
Current assets:
Cash and cash equivalents	5,500
Prepayments	1,175
Total current assets	6,675

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Amount due to a shareholder	2,878
Accrued liabilities	4,500
Total current liabilities	7,378

Stockholders' deficit:
Common stock, $0.001 par value, 75,000,000 shares authorized; 8,000,000 shares issued and outstanding	8,000
Deficit accumulated during the development stage	(8,703)

Total stockholders' deficit	(703)

Total liabilities and stockholders' deficit	6,675

Refer accompanying notes to the financial statements.

VERSHIRE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM MARCH 10, 2014 (INCEPTION) TO JUNE 30, 2014

March 10,
2014 (Inception)
To June 30, 2014
$
Net revenues	-
Cost of revenues	-

Gross profit	-

General and administrative expenses	8,703

Net loss	8,703

Net loss per share – basic and diluted	0.00

Weighted average shares outstanding - basic and diluted	8,000,000

Refer to accompanying notes to the financial statements.

VERSHIRE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD MARCH 10, 2014 (INCEPTION) TO JUNE 30, 2014

			Deficit
			Accumulated	Total
			During the	Stockholders'
	Common stock		Development	Equity
	Shares	Amount	Stage	(Deficit)
		$	$	$
Balances at March 10, 2014 (inception)	1	1	-	1
Issuance of shares for cash at $0.001 per share - March 24, 2014	5,999,999	5,999	-	5,999
Sale of shares for cash at $0.001 per share - March 24, 2014	2,000,000	2,000	-	2,000
Net loss	-	-	(8,703)	(8,703)

Balances at June 30, 2014	8,000,000	8,000	(8,703)	(703)

Refer accompanying notes to the financial statements.

VERSHIRE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM MARCH 10, 2014 (INCEPTION) TO JUNE 30, 2014

March 10,
2014 (Inception)
to June 30, 2014
$
Cash Flows from Operating Activities:
Net loss	(8,703)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepayments	(1,175)
Amounts due to shareholder	2,878
Accrued liabilities	4,500

Net cash used in operating activities	(2,500)

Cash Flows from Financing Activities:
Proceeds from the sale of common stock	8,000

Net cash provided by financing activities	8,000

Net change in cash and cash equivalent	5,500
Cash - beginning of period	-
Cash - end of period	5,500

Supplemental Disclosures of Cash Flow Information:
Interest paid	-
Income taxes paid	-

See accompanying notes to the financial statements.

VERSHIRE CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM MARCH 10, 2014 (INCEPTION) TO JUNE 30, 2014

1. NATURE OF OPERATIONS

Vershire Corporation (the "Company") is a Nevada corporation, incorporated on March 10, 2014. The Company is currently a development stage enterprise, as defined by Accounting Standards Codification ("ASC") 915 "Development Stage Entities." The Company's office is located in Hong Kong and its principal business is the provision of online beautician services to offer beauty tips and live-person service center in Asia. The Company is now focusing on raising funds, development of its website, and the souring, and marketing.

2. GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generated no revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary debt or equity financing to continue operations and the attainment of profitable operations.

From inception through June 30, 2014, the Company has generated no revenue and has incurred an accumulated deficit since inception totaling $8,703 at June 30, 2014 and the Company will require additional funding to pay for the ongoing operational and corporate costs. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors noted above raise substantial doubts regarding the Company's ability to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year end is June 30.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company is a development-stage company as defined by Statement of Financial Accounting Standards No.7, Accounting and Reporting by Development Stage Enterprises (“SFAS 7 ASC 915”). The Company is considered a development-stage entity because it is devoting substantially all of its efforts to raising capital and establishing its business and principal operations, and no sales have been derived to date from its principal operations.

The Company follows FASB ASC 740 which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FASB ASC 740, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FASB ASC 740 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At June 30, 2014, the Company did not have a liability for unrecognized tax benefits.

Basic Loss Per Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2014.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Hong Kong dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of prepayment and accrued liabilities approximate their fair value because of the short-term maturities of these instruments or bear market rates of interest.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations, as follows:

4. RELATED PARTY TRANSACTIONS

On March 10, 2014, the Company issued one (1) share of common stock to its Incorporator.

On March 24, 2014, the Incorporator transferred one (1) share of common stock to the current President. Furthermore, the Company issued a total of five million nine hundred and ninety nine thousand and nine hundred and ninety nine (5,999,999) shares of common stock in the Company to its President, Treasurer, CFO and Director for a total subscription price of $5,999 at a price of $0.001 per share.

On the same date, another Two Million (2,000,000) shares of common stock were issued to Grenfell Capital Limited for a total subscription price of $2,000 at a price of $0.001 per share.

During the period, the Company paid a shareholder, Grenfell Capital Limited, $1,100 for rental service which were prepaid rental of service office for 12 months and $3,000 for corporate services.

5. STOCKHOLDERS' EQUITY

As of June 30, 2014, the Company has 75,000,000 shares authorized and 8,000,000 shares of common stock issued and outstanding.

From inception through June 30, 2014, the Company issued an aggregate of 6,000,000 shares of common stock to its President for cash of $6,000 and issued 2,000,000 shares of common stock for cash of $2,000. The total 8,000,000 shares of common stock were issued at a price of $0.001 per share.

6. INCOME TAXES

No provision was made for income tax for the period from March 10, 2014 (Inception) to June 30, 2014 as the Company had operating losses. The Company’s total net operating loss carry-forward was $8,703 as of June 30, 2014. The net operating loss carry-forward may be used to reduce taxable income through the year 2029. The availability of the Company's net operating loss carry-forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. The gross deferred tax asset balance as of June 30, 2014 was approximately $2,629. A full valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot reasonably be assured.

As reconciliation between the income taxes computed at the United States statutory rate and the Company's provision for income taxes is as follows:
June 30, 2014

United States federal income tax rate	35%
Valuation allowance-US federal income tax	35%

Provision for income tax	-

7. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, " Subsequent Events ", which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2014 up through the date was the Company issued the audited financial statements. During the period, the Company did not have any material recognizable subsequent events.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our Officers and Director serve until their successor are elected and qualified. Our Officers and Director are elected by the Board of Directors to a term of one (1) year and serves until their successor are duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our Officers and Director.

The name, address, age and position of our present Officers and Director are set forth below:

Name	Age	Position(s)
Xi Ying KOU	38	President, Treasurer, Chief Financial Officer and Chairman of the Board of Directors.
Lu XIA	29	Secretary of the Board of Directors.

The person named above has held her positions since inception of our Company and is expected to hold her positions at least until the next annual meeting of our shareholders.

Xi Ying Kou

Ms. Xi Ying Kou is a shareholder of Vershire Corporation and has acted as our President, Treasurer, Secretary and Directory since April 2, 2014. For the recent five years, Ms. Kou has involved in share investment and operated and managed her own beauty salon. During this time, she has been involved in all aspects of the operation including marketing, sales, and financial of beauty salon. Ms. Kou has over 13 years of experiences in the beauty industry. Ms. Kou was graduated from Dalian University of Foreign Language in the major of Hotel Management.

Lu Xia

Ms. Lu Xia was appointed as the Company Secretary of Vershire Corporation on September 12, 2014. Ms. Xia has few years of experiences in business development and corporate finance. Ms. Lu Xia was graduated from Northeastern University in a Master of Science Degree in 2009 and obtained her Bachelor Degree in 2007 from Shenzhen University.

Term of Officers

Our President is appointed for a one-year term to hold office until the next annual general meeting for our shareholders or until removed from office in accordance with our bylaws. Our Officer is appointed by our Board of Director and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President, Treasurer, CFO and Director Ms. Xi Ying Kou, and Company Secretary Ms. Lu Xia.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Ms. Xi Ying Kou and Ms. Lu Xia’s other business interests and their involvement in VSC.

EXECUTIVE COMPENSATION

VSC has made no provisions for paying cash or non-cash compensation to its Officers and Directors. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for the period from March 10, 2014 (Inception) through June 30, 2014.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xi Ying KOU(1)	2014	-	-	-	-	-	-	-	-
Lu XIA (2)	2014	-	-	-	-	-	-	-	-

(1)	Ms. Xi Ying KOU is the President, Director, Treasurer, Chief Executive Officer and Chief Financial Officer of VSC.

(2)	Ms. Lu XIA is the Company Secretary of VSC.

We did not pay any salaries in 2014. We do not anticipate beginning to pay salaries until we have adequate funds to do so. Ms. Kou and Ms. Xia will not be paid any salary for the funds raised from this Offering. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our Officers and Director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named Executive Officer as of June 30, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Xi Ying KOU	-	-	-	-	-	-	-	-	-
Lu XIA	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of VSC has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the Board or a committee appointed by the Board (the “Committee”). The Committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. VSC may develop an incentive based stock option plan for its staff, Officers and Directors and may reserve up to 10% of its outstanding shares of Common Stock for that purpose.

Stock Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our Director and Officers for all services rendered in all capacities to us for the period from March 10, 2014 (inception) through June 30, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xi Ying KOU	-	-	-	-	-	-	-
Lu XIA	-	-	-	-	-	-	-

At this time, VSC has not entered into any employment agreements with its President Ms. Xi Ying Kou and Company Secretary Ms. Lu Xia. If there is sufficient fund available from our future operations, the Company may enter into employment agreements with our Officers and Director and/or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our Officers and Director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this Offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold
Common Stock	Xi Ying KOU (2)	6,000,000	75%	54.55%	58.54%	63.16%	68.57%
Common Stock	Lu XIA (3)	-	-	-	-	-	-
Common Stock	All Officers and Directors as a Group (2 person)	6,000,000	75%	54.55%	58.54%	63.16%	68.57%

Common Stock	Grenfell Capital Limited (4)	2,000,000	25%	18.18%	19.51%	21.05%	22.86%

(1)	The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Xi Ying Kou is the only “promoter” of our Company.

(2)	Correspondence address at Suite 1203, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong.

(3)	Correspondence address at Suite 1203, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong.

(4)	Correspondence address at Suite 705, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company issued 1 share at a price of $0.001 per share to the Company’s Incorporator who transferred the 1 share to Ms. Xi Ying Kou, our current President on March 24, 2014. One the same date, the we issued a total of 7,999,999 shares of common stock (1) to our current President, Treasurer, CFO and Director Ms. Xi Ying Kou 5,999,999 shares of common stock for a subscription price of $5,999 at a price of $0.001 per share, (2) and 2,000,000 shares of common stock to Grenfell Capital Limited for a cash consideration of $0.001 per share for a total cash consideration of $2,000.

The Company believes that this issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Director and Officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our Directors and Officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, Officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our Director, Officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

AVAILABLE INFORMATION

Once our Prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

REPORTS TO SECURITY HOLDERS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (refer to “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8K making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the Offering, all of which are to be paid by the Company, are as follows:

EXPENSES RELATED TO THIS OFFERING	$
Legal & Accounting(2)	6,000.00
Auditing & EDGAR Services	2,000.00
Printing	500.00
SEC Registration Fee	5.80
TOTAL(1)	8,505.80

(1)	All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the Offering listed above.

(2)	Legal & Accounting fee, Auditing & EDGAR services are all paid for annual service including this Offering and future services in the 12 months.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an Officer, Director, or former Officer or Director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Director, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

VSC is authorized to issue up to 75,000,000 shares of Common Stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current period to June 30, 2014, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

The Company issued 1 share of common stock at a price of $0.001 per share to the Company’s Incorporator who transferred the 1 share of common stock to Ms. Xi Ying Kou, our current President on March 24, 2014. On the same date, the we issued a total of 7,999,999 shares of common stock to our current President, Treasurer, CFO and Director Ms. Xi Ying Kou 5,999,999 shares of common stock for a subscription price of $5,999 at a price of $0.001 per share, (2) and 2,000,000 shares of common stock to Grenfell Capital Limited for a cash consideration of $0.001 per share for a total cash consideration of $2,000.

The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this Prospectus and expect the balance of the proceeds to be mainly applied to further costs of this Prospectus and administrative costs.

We shall report the Use of Proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this Offering.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

		(i)	Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “ Calculation of Registration Fee ” table in the effective registration statement;

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

		(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” ) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Hong Kong on this 10th day of November, 2014.

VERSHIRE CORPORATION By: /s/ Xi Ying Kou Xi Ying Kou President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

By: /s/ Xi Ying Kou Xi Ying Kou President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer By: /s/ Lu Xia Lu Xia Company Secretary

Exhibit

No.	Description of Exhibit
3.1 *	Articles of Incorporation of Vershire Corporation dated March 10, 2014
3.2 *	Amended Articles of Incorporation of Vershire Corporation approved and adopted on March 24, 2014
3.3 *	Amended By-laws of Vershire Corporation approved and adopted on March 24, 2014
5.1 *	Legal Opinion for Consent to Use
23.1 *	Consent of Independent Registered Public Accounting Firm

* Filed hereof